Exhibit (n) ii. f. Power of Attorney—Gregory M. Williams

POWER OF ATTORNEY: SEC FILINGS

The Undersigned, Gregory M. Williams, President and Chief Executive Officer of MML Distributors, LLC (“MML Distributors”), does hereby constitute and appoint Michael Berenson, James M. Rodolakis, Michele Oneto, Jennifer Sheehan, Michael Chong, Diane Mack, Gary Murtagh, Larry Port, and Robert Liguori, and each of them individually, as his true and lawful attorneys and agents.

Such attorneys and agents shall have full power of substitution and authority to take any and all action and execute any and all instruments on the Undersigned’s behalf as President and Chief Executive Officer of MML Distributors that said attorneys and agents may deem necessary or advisable to enable Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company, and C.M. Life Insurance Company to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, (collectively, the “Acts”) and any rules, regulations, orders or other requirements of the Securities and Exchange Commission (the “Commission”) thereunder. This Power of Attorney authorizes such attorneys and agents to sign the Undersigned’s name on his behalf as President and Chief Executive Officer of MML Distributors to any and all registration statements and/or amendments thereto that are filed with the Commission under the Acts. Without limiting the scope of this Power of Attorney, it shall apply to filings by or on behalf of Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company, and C.M. Life Insurance Company separate investment accounts currently in existence or established in the future, including but not limited to those listed below.

Massachusetts Mutual Variable Annuity Fund 1

Massachusetts Mutual Variable Annuity Fund 2

Massachusetts Mutual Variable Annuity Separate Account 1

Massachusetts Mutual Variable Annuity Separate Account 2

Massachusetts Mutual Variable Annuity Separate Account 3

Massachusetts Mutual Variable Annuity Separate Account 4

Massachusetts Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account II

Panorama Separate Account

CML Variable Annuity Account A

CML Variable Annuity Account B

CML Accumulation Annuity Account E

Connecticut Mutual Variable Life Separate Account I

CML/OFFITBANK Separate Account

MML Bay State Variable Annuity Separate Account 1

MML Bay State Variable Life Separate Account I

C.M. Multi-Account A

C.M. Life Variable Life Separate Account I

Panorama Plus Separate Account

The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the Undersigned has set his hand this 18th day of March, 2003.

/s/ Gregory M. Williams
Gregory M. Williams President and Chief Executive Officer MML Distributors	Witness